UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, Interstate Bakeries Corporation (the “Company”) announced the hiring of Craig D. Jung, subject to bankruptcy court approval. Mr. Jung, age 53, will serve as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”). Also on January 30, 2007, (i) Antonio C. Alvarez II resigned as Chief Executive Officer of the Company, effective upon bankruptcy court approval of the Company’s hiring of Mr. Jung, and (ii) David N. Weinstein resigned as a director of the Company, effective as of January 30, 2007.

Prior to being named as Chief Executive Officer of the Company, Mr. Jung completed a Masters Degree in Public Administration program at the John F. Kennedy School of Government at Harvard University in June 2004. From August 2002 to May 2003, Mr. Jung served as President, Chief Executive Officer and Director of Panamerican Beverages Inc. (“Panamerican”). From March 2002 to August 2002, Mr. Jung served as Panamerican’s President, Chief Operating Officer and Director. Mr. Jung served as Chief Executive Officer of eOriginal, Inc. from November 2000 to March 2002. There is no arrangement or understanding between Mr. Jung and any other person pursuant to which Mr. Jung was selected as an officer. In addition, we are not aware of any transaction involving Mr. Jung that requires disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Jung and any director or executive officer of the Company.

In connection with Mr. Jung’s hiring, on January 30, 2007, the Company and Interstate Brands Corporation entered into an employment agreement with Mr. Jung (the “Agreement”), the material terms of which, subject to bankruptcy court approval, are set forth below.

Positions and Duties. Mr. Jung will serve as the Chief Executive Officer and as a director of the Company and each of its debtor subsidiaries. Mr. Jung will report solely and directly to the Board. Mr. Jung will be responsible for the general management of the affairs of the debtors and will have the authority, duties and responsibilities customarily exercised by an individual serving as the Chief Executive Officer in a corporation of the size and nature of the Company.

Term of Employment. The term of Mr. Jung's employment under the Agreement (the "Term") shall be for a period commencing on the date of bankruptcy court approval of the Agreement (the “Effective Date”) and ending on the third (3rd) anniversary of the Effective Date, provided, however, that the Term shall thereafter be automatically extended for additional one-year periods unless either the Company or Mr. Jung gives the other written notice at least 120 days prior to the then-scheduled date of expiration of the Term that such party is electing not to so extend the Term (it being understood that Mr. Jung will continue to serve through the end of the Term in the event that such a notice is given). Notwithstanding the foregoing, the Term may be earlier terminated in accordance with the termination provisions of the Agreement described below.

Salary. Mr. Jung will receive an annual base salary of $900,000 (the “Base Salary”). At the sole discretion of the Board, the Base Salary may be increased pursuant to annual review undertaken by the Compensation Committee of the Board before May 1 of each year, beginning as of May 1, 2008.

Bonus. During the Term, beginning with the Company’s Fiscal Year ending in 2009, Mr. Jung shall be eligible to receive an annual performance-based cash bonus award (a "Bonus") with a target of no less than one hundred percent (100%) of Jung's then current Base Salary (the "Target Bonus") pursuant to the terms and conditions of Company's annual performance bonus plan and in accordance with an annual performance plan to be adopted by the Compensation Committee on or before the 90th day after the start of each fiscal year after due consultation with Mr. Jung (beginning with the fiscal year ending in 2009); provided that the actual cash bonus paid to Mr. Jung for any fiscal year shall not exceed two hundred percent (200%) of Mr. Jung’s Base Salary. The Bonus shall be based on the Company’s consolidated actual performance compared to such annual performance plan with linear interpolation applied for incremental performance achieved. During the Term, beginning with the Company’s Fiscal Year ending in 2010, Mr. Jung's Target Bonus shall be reviewed at least annually by the Compensation Committee on or before May 1 of each year and may be increased (but not decreased) from time to time as shall be determined by the Compensation Committee. After any such increase, the term "Target Bonus" as utilized in the Agreement shall thereafter refer to the increased amount. Mr. Jung shall be paid his Bonus at the same time as the other senior executives of the Company are paid their annual performance bonuses, but in no event later than the date on which the Company is required under applicable law to file its Annual Report on Form 10-K (without extension) with the Securities and Exchange Commission (or would have been so required, if at the applicable time the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) unless, pursuant to a deferred compensation arrangement approved by the Board or a committee thereof, Mr. Jung elects to defer such payment.

Sign-on Arrangements. On the Company’s first payroll date after the Effective Date, the Company shall pay Mr. Jung $1,200,000 in a lump sum in cash (the “Signing Bonus”). In the event that Mr. Jung ceases to be employed by the Company and its subsidiaries before the first anniversary of the Effective Date (other than as a result of termination of employment without Cause by the Company or a Constructive Termination Without Cause by Mr. Jung), Mr. Jung shall, within thirty (30) days of the termination date, repay to the Company a portion of the Signing Bonus equal to the Signing Bonus multiplied by a fraction, the numerator of which is the number of days remaining from the termination date to the last day of Company’s fiscal year ending in 2008, and the denominator of which is the number of days from the Effective Date to the last day of the Company’s fiscal year ending in 2008, subject to an appropriate reduction in the amount of the Signing Bonus otherwise required to be repaid by Mr. Jung to take into account the Federal, state and local income tax and employment tax consequences to Mr. Jung (determined at the highest marginal rates applicable to Mr. Jung) of receiving and then repaying such portion of the Signing Bonus (it being the intent of this provision that Mr. Jung shall not have to incur any net tax liability as a result of his receipt and subsequent repayment of a portion of the Signing Bonus ). Mr. Jung shall be entitled to offset any amounts owed in connection with the repayment of any portion of the Signing Bonus against the cash amounts otherwise payable to Mr. Jung (or his estate) in accordance with the termination provisions of the Agreement described below.

Special Awards for Enhancing Value. Mr. Jung shall be entitled to receive a special cash award (the “Enhanced Enterprise Value Award”) as follows: (i) 0.25% of Total Enterprise Value (as defined in the Agreement) in excess of $500 million but less than $600 million, plus; (ii) an additional 0.50% of Total Enterprise Value in excess of $600 million but less than $700 million, plus (iii) an additional 0.75% of Total Enterprise Value in excess of $700 million but less than $800 million, plus (iv) an additional 1.0% of Total Enterprise Value in excess of $800 million. Notwithstanding the calculations above, the Enhanced Enterprise Value Award shall in no event exceed $3,000,000. In addition to Enhanced Enterprise Value Award, Mr. Jung shall be entitled to another special cash award (the “Total Enterprise Value Over Claims Award” and together with the Enhanced Enterprise Value Award, the “Special Awards”) equal to one and three quarters percent (1.75%) of Total Enterprise Value in excess of an amount equal to the sum of: (i) $700 million, plus (ii) 95% of the Triggered Contingent Claims Amount (as defined in the Agreement).

Post Emergence Equity Award. Mr. Jung shall be granted an equity interest in the Company at the same time as all other Persons who, or which, are to be equity holders of the Company in accordance with the Plan (as defined in the Agreement) upon occurrence of the Emergence Date (as defined in the Agreement) receive their equity in the Company, subject to Mr. Jung's rights to such equity interest being subject to vesting as set forth below; provided that if no new or additional equity in the Company is to be issued on the Emergence Date to any person (other than Jung) in accordance with the Plan, then Mr. Jung’s equity interest in the Company shall be granted on the Emergence Date. At such time, Mr. Jung shall receive from the Company a grant of capital stock and options to purchase capital stock (the “Options”) as provided in this Section 7 (the “Post Emergence Equity Award”). The aggregate number of shares of capital stock comprising the Post Emergence Equity Award (as shares of capital stock and as shares of capital stock underlying the Options) shall be equal to two percent (2%) of the number of shares of capital stock issued and outstanding on the Emergence Date, after giving effect to the issuances of capital stock to Mr. Jung and the issuances of capital stock (if any) to all other post-emergence capital stock holders, and calculated on a fully diluted basis (taking into account all classes of capital stock and all securities convertible, exchangeable or exercisable into capital stock (collectively, “Rights”), whether or not at the time convertible, exchangeable or exercisable). Fifty percent (50%) of the Post Emergence Equity Award shall be in the form of a grant of shares of capital stock and fifty percent (50%) of the Post Emergence Equity Award shall be in the form of Options.

Twenty five percent (25%) of the number of shares of capital stock and twenty five percent (25%) of the Options comprising the Post Emergence Equity Award shall vest (and, in the case of Options, become exercisable) immediately upon the grant to Mr. Jung of the Post Emergence Equity Award. The remaining unvested shares of capital stock and Options comprising the Post Emergence Equity Award shall, so long as Mr. Jung’s employment by the Company or an affiliate thereof continues, vest (and, in the case of Options, become exercisable) pro rata on a monthly basis over a thirty-six (36) month period beginning with the last day of the month in which the Emergence Date occurs. Once vested, all such shares of capital stock and Options shall be nonforfeitable in all circumstances.

The exercise price per share of capital stock underlying the Options shall be equal to the fair market value per share of capital stock (determined, in the case of publicly traded capital stock, by reference to the average of the closing prices per share for such capital stock for the five (5) trading days first occurring within thirty (30) days following the Emergence Date as reported on the securities exchange on which such capital stock is listed for trading, or if not so listed, in the over the counter market, and, if the capital stock is not publicly traded within a thirty (30) day period following the Emergence Date, determined in good faith by the Board in accordance with the requirements for determining such value as set forth in the regulations, and in the rulings, notices and other guidance issued by the Internal Revenue Service, under section 409A of the Code). Subject to the next sentence, all Options comprising part of the Post Emergence Equity Award shall, upon vesting, be exercisable for a period of ten (10) years after the date of grant. After termination of Mr. Jung’s employment for any reason, all Options (to the extent vested) shall be exercisable for a period equal to the lesser of (i) two (2) years beginning on the applicable Termination Date and (ii) the period of time remaining until the tenth (10th) anniversary of the Emergence Date. The Post Emergence Equity Award shall be entitled to the following anti-dilution protection until the first (1st) anniversary date of the Emergence Date: in the event that the Company shall issue additional shares of capital stock and/or Rights to any Person, it shall also simultaneously issue additional shares of capital stock (and/or Options in the case of the issuance of Rights) to Mr. Jung (for nominal consideration in the case of shares of capital stock) in order to fully maintain Mr. Jung’s fully diluted two percent (2%) interest in the capital stock, calculated as aforesaid.

Mr. Jung will be prohibited from selling in the public markets shares of capital stock comprising and underlying the Post Emergence Equity Award until twelve (12) months after the grant date of the Post Emergence Equity Award, except that Mr. Jung may sell shares in such markets (and otherwise) attributable to the Post Emergence Equity Award with an aggregate market value at the time of such sale equal to the amount of any tax liability he incurs in connection with the grant and/or vesting of such award that is not satisfied through the withholding of shares of capital stock by the Company upon the grant of such award in accordance with the terms of the Agreement.

Employee Benefits and Perquisites. During the Term, Mr. Jung and, to the extent permissible under the applicable plans and programs, his eligible dependents shall be eligible to participate in all employee benefit and welfare plans and programs applicable to senior executives of the Company and its subsidiaries generally, including medical/dental and hospitalization plans, life insurance, short- and long-term disability programs, accidental death and dismemberment protection, travel accident insurance, and pension (including any 401(k) plan), savings, profit-sharing and deferred compensation plans, in each case at a level and on terms and conditions consistent with his positions and no less favorable than those provided to other senior executives. During the Term, Mr. Jung shall be entitled to not less than four (4) weeks’ paid vacation and to such other perquisites on the same basis as are made available to other senior executives of the Company and its subsidiaries.

Relocation Costs. The Agreement provides for reimbursement for all reasonable costs and expenses on a tax grossed-up basis associated with Mr. Jung’s relocation from Weston, Florida to the Kansas City, Missouri area.

Termination. The Agreement provides for various payments, awards and benefits upon Mr. Jung’s termination, depending upon whether such termination is based upon (i) death; (ii) disability; (iii) for Cause (as defined in the Agreement) by the Company or voluntarily by Mr. Jung; or (iv) without Cause, or by Constructive Termination Without Cause (as defined in the Agreement), or non-renewal by the Company. Upon death or disability, Mr. Jung will receive his Base Salary and a pro-rata bonus through the Termination date, plus full vesting of any then outstanding but un-vested equity awards, continued participation for his dependents in any benefit programs for 12 months, and any Accrued Obligations (as defined in the Agreement), including Special Awards, and, in the case of disability, disability benefits in accordance with the Company’s policies. In the case of a termination for Cause or voluntarily by Mr. Jung, Mr. Jung will receive only his Base Salary to the termination date and any Accrued Obligations. In the event of a termination without Cause, or by a Constructive Termination Without Cause or a non-renewal of the term by the Company, Mr. Jung will receive the same payments, awards and benefits as upon death or disability (except that health and welfare benefits for Mr. Jung and his dependents would continue for 24 months), plus a severance payment equal to two times his Base Salary and Bonus, plus reimbursement of reasonable relocation costs up to $50,000.

Change in Control. Upon a Change in Control (as defined in the Agreement), all of Mr. Jung’s outstanding and unvested capital stock and Options and any other equity awards vest or become exercisable. If during the two years after a Change in Control Mr. Jung’s employment is terminated without Cause, or by a Constructive Termination Without Cause or non-renewal, then the salary and bonus multipliers referenced above will be three times rather than two times; provided, however, that if certain Changes in Control occur within twelve months of the Effective Date, the multiplier will remain two times. If any such payments to Mr. Jung would be subject to the excise taxes imposed under the Internal Revenue Code, then Mr. Jung will receive an additional, tax gross-up payment so that the net amount received, taking into account taxes payable on the tax gross-up payment, is equal to the amount Mr. Jung would have received if no excise tax were due.

Covenants. The Agreement imposes upon Mr. Jung covenants, among others, related to non-disclosure of Confidential Information (as defined in the Agreement), non-solicitation and non-competition.

Indemnification. Under the terms of the Agreement, the Company agrees to indemnify Mr. Jung in the event that he is made party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer or employee of the Company or any of its debtor subsidiaries. Insurance for all covered directors and officers (including Mr. Jung) shall be provided pursuant to a directors’ and officers’ liability insurance and umbrella insurance purchased by the Company in an amount no less than $50 million.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Additional information regarding the hiring of Mr. Jung and the resignation of Mr. Weinstein is included in the press release attached as Exhibit 99.2 hereto.

Item 7.01	Regulation FD Disclosure.

On January 30, 2007, the Company made available to its Lenders (as defined below) a proposed ninth amendment (the “Amendment”) to the Revolving Credit Agreement (the "DIP Agreement") between the Company and certain of its subsidiaries (collectively, the "Borrowers") and JPMorgan Chase Bank, N.A. ("JPMCB") and each of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party thereto (together with JPMCB, the "Lenders") and JPMCB, as administrative agent and collateral agent for the Lenders. If adopted by the Lenders, the Amendment would effect an Amended and Restated DIP Agreement that would, among other things, (i) reset certain covenants set forth in the DIP Agreement and (ii) extend the maturity date of the DIP Agreement until February 9, 2008. A copy of the Amendment is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Also on January 30, 2007, the Company issued a press release announcing that it had filed a motion with the bankruptcy court seeking approval of the Agreement and the Amendment. A copy of the press release is attached as Exhibit 99.2 hereto.

The information in this Current Report on Form 8-K under the heading Item 7.01, "Regulation FD Disclosure," including Exhibits 99.1 and 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Interstate Bakeries Corporation,
Interstate Brands Corporation and Craig T. Jung, dated January 30, 2007.

99.1

Proposed Ninth Amendment to the Revolving Credit Agreement, dated as of September 23, 2004, as amended, among Interstate Bakeries Corporation, a Delaware corporation ("Parent Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the direct and indirect subsidiaries of the Parent Borrower (each individually a "Subsidiary Borrower" and collectively the "Subsidiary Borrowers"; and together with the Parent Borrower, the "Borrowers"), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMorgan Chase Bank, N.A., a national banking association (formerly known as JPMorgan Chase Bank) ("JPMCB"), and certain of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party to the Credit Agreement (together with JPMCB, the "Lenders"), JPMorgan Chase Bank, N.A., a national banking association formerly known as JPMorgan Chase Bank), as administrative agent (the "Administrative Agent") for the Lenders, and JPMorgan Chase Bank, N.A., a national banking association (formerly known as JPMorgan Chase Bank), as collateral agent (the "Collateral Agent") for the Lenders.

99.2	Interstate Bakeries Corporation press release dated January 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2007	INTERSTATE BAKERIES

CORPORATION

By: /s/ Ronald B. Hutchison

Ronald B. Hutchison
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Interstate Bakeries Corporation,
Interstate Brands Corporation and Craig T. Jung, dated January 30, 2007.

99.1

Proposed Ninth Amendment to the Revolving Credit Agreement, dated as of September 23, 2004, as amended, among Interstate Bakeries Corporation, a Delaware corporation ("Parent Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the direct and indirect subsidiaries of the Parent Borrower (each individually a "Subsidiary Borrower" and collectively the "Subsidiary Borrowers"; and together with the Parent Borrower, the "Borrowers"), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMorgan Chase Bank, N.A., a national banking association (formerly known as JPMorgan Chase Bank) ("JPMCB"), and certain of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party to the Credit Agreement (together with JPMCB, the "Lenders"), JPMorgan Chase Bank, N.A., a national banking association formerly known as JPMorgan Chase Bank), as administrative agent (the "Administrative Agent") for the Lenders, and JPMorgan Chase Bank, N.A., a national banking association (formerly known as JPMorgan Chase Bank), as collateral agent (the "Collateral Agent") for the Lenders.

99.2	Interstate Bakeries Corporation press release dated January 30, 2007.

10